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                                                                   EXHIBIT 99.2


FOR IMMEDIATE RELEASE                            PRESS RELEASE


                                   CONTACT:      Dollar General Corporation
                                                 100 Mission Ridge
                                                 Goodlettsville, Tennessee 37072
                                                 Investor Contact: Kiley Fleming
                                  (615) 855-5525

              DOLLAR GENERAL AUTHORIZES REPURCHASE OF COMMON STOCK

GOODLETTSVILLE, TENNESSEE - August 8, 2000 - Dollar General Corporation (NYSE:
DG) announced today that its Board of Directors has authorized the Company to repurchase from time to time, in the open market or in privately negotiated transactions, up to five million shares of its outstanding common stock. The Company currently has 329,085,710 shares of common stock issued and outstanding. Under this authorization, which expires August 7, 2002, the Company may repurchase its common stock from time to time depending upon market price and other factors.

The Company has repurchased approximately 6.4 million shares, adjusted for stock splits, under the Board's previously authorized stock repurchase program, which expires May 1, 2001.

Dollar General is a chain of more than 4,719 neighborhood stores in 25 states, with distribution centers in Florida, Georgia, Kentucky, Mississippi, Missouri, Oklahoma and Virginia.